SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

Pursuant to Section 13(d) of The Securities Exchange Act of 1934

Date of Report:  March 23, 2000          Commission File No. 0-1830

BOWL AMERICA INCORPORATED
(exact name of registrant as specfied in charter)

STATE OF MARYLAND                             54-0646173
(State of Incorporation)           (I.R.S. Employer Identification No.)

6446 Edsall Road, Alexandria, VA  22312
(Address of Principal Executive Office   Zip Code)

703-941-6300
(Registrant's Telephone Number, Including Area Code)

INFORMATION TO BE INCLUDED IN REPORT

ITEM 5.  OTHER EVENTS

The President of the Company had been authorized by the Board of Directors, on behalf of the Corporation, to purchase 600,000 shares of the Company's common stock and had purchased 392,000 shares. The Board of Directors cancelled the President's authorization to purchase the remaining 208,000 shares of common stock. The Board of Directors then authorized the President to purchase, on behalf of the Corporation, up to 600,000 shares of common stock either privately or on the open market.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWL AMERICA INCORPORATED
Registrant

Leslie H. Goldberg
President

Date:  March 23, 2000